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                     SOUTHWEST BANCORPORATION OF TEXAS, INC.
                        NON-EMPLOYEE DIRECTOR STOCK PLAN


         1. PURPOSE. The SOUTHWEST BANCORPORATION OF TEXAS, INC. NON-EMPLOYEE DIRECTOR STOCK PLAN is intended to allow non-employee directors of Southwest Bancorporation of Texas, Inc. (the "Company") and/or of Southwest Bank of Texas National Association (the "Bank") to acquire or increase a proprietary interest in the Company by providing the opportunity to receive shares of the Company's common stock in lieu of certain cash compensation.

         2. DEFINITIONS. Where the following words and phrases are used in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

            (a) "Account" means an individual account for each Non-Employee Director which is credited with shares of Stock in accordance with such Non-Employee Director's Stock Conversion Elections and which is maintained pursuant to the terms of paragraph 6(c).

            (b) "Affiliate" means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

            (c) "Bank" means Southwest Bank of Texas National Association, a national banking association.

            (d) "Board" means the Board of Directors of the Company.

            (e) "Committee" means a committee appointed from time to time by the Board to administer the Plan as provided in paragraph 3.

            (f) "Company" means Southwest Bancorporation of Texas, Inc., a Texas corporation.

            (g) "Custodian" means the custodian selected by the Committee to maintain Non-Employee Directors' Accounts in accordance with the terms of the Plan.
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            (h) "Election Period" means, with respect to the 2001 Plan Year, the period beginning January 1, 2001 and ending March 31, 2001, and with respect to all subsequent Plan Years, the period beginning on the January 1 of such Plan Year and ending on the January 31 of such Plan Year.

            (i) "Eligible Compensation" means, with respect to a Plan Year, the sum total of cash compensation that is payable to a Non-Employee Director by the Company or by the Bank in exchange for such Non-Employee Director's committee chairmanship and/or attendance at one or more committee meetings and/or attendance at one or more meetings of the board of directors of the Company and/or of the Bank during such Plan Year.

            (j) "Non-Employee Director" means an individual (who is not in an employment relationship with the Company, the Bank or any Affiliate) elected to the board of directors of the Company and/or of the Bank by its stockholders or by such board of directors under applicable corporate law who is serving on such board of directors on the date the Plan is adopted by the Board or is elected to such board of directors after such date.

            (k) "Plan" means this Southwest Bancorporation of Texas, Inc. Non-Employee Director Stock Plan, as amended from time to time.

            (l) "Plan Year" means the twelve-consecutive month period commencing January 1 of each year.

            (m) "Stock" means the common stock, par value $1.00 per share of the Company, or any security into which such Stock may be changed by reason of any transaction or event of the type described in paragraph 9.

            (n) "Stock Conversion Election" means an election made pursuant to paragraph 6.

            (o) "Termination of Service" means the termination of a Non-Employee Director's service as a member of the board of directors of the Company and/or of the Bank for any reason.

         3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee, the members of which shall be appointed from time to time by the Board. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until he dies, resigns, or is removed from office by the Board. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Stock Conversion Elections under the Plan, make such rules as it deems necessary for the proper administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan. In addition, the Committee shall correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any Stock Conversion Election under the Plan, in the manner and to the extent that the Committee deems

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desirable to carry the Plan or any Stock Conversion Election into effect. The
Committee shall, in its sole discretion, make such decisions or determinations and take such actions as it shall deem necessary, advisable, convenient or proper, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive and binding on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate.

         4. ELIGIBILITY. Each individual who is a Non-Employee Director during a Plan Year and who has not incurred a Termination of Service shall be eligible to execute a Stock Conversion Election with respect to his Eligible Compensation for such Plan Year.

         5. STOCK SUBJECT TO THE PLAN. Subject to the provisions of paragraph 9, the aggregate number of shares of Stock which may be delivered to the Custodian pursuant to Stock Conversion Elections under the Plan shall not exceed 25,000 shares, which shares may be unissued shares or reacquired shares, including shares bought on the market or otherwise for purposes of the Plan. Any shares that are not delivered to the Custodian pursuant to Stock Conversion Elections previously executed upon the termination of the Plan shall cease to be subject to the Plan.

         6. STOCK CONVERSION ELECTIONS.

            (a) IN GENERAL. For each Plan Year, a Non-Employee Director who meets the eligibility requirements of paragraph 4 may execute a Stock Conversion Election whereby such Non-Employee Director elects to convert his Eligible Compensation for such Plan Year into nonforfeitable shares of Stock in accordance with subparagraph (b) below. A Non-Employee Director's Stock Conversion Election for a Plan Year must be made by executing and delivering to the Committee during the Election Period for such Plan Year the form prescribed by the Committee for such purpose. A Stock Conversion Election for a Plan Year shall be with respect to such Plan Year only and shall not remain in force and effect for any subsequent Plan Year.

            (b) NUMBER OF SHARES. Upon a Non-Employee Director's execution of a Stock Conversion Election with respect to a Plan Year in accordance with subparagraph (a) above, such Non-Employee Director's Eligible Compensation for such Plan Year shall be converted as paid into a number of nonforfeitable shares of Stock equal to the quotient of (i) an amount equal to such Non-Employee Director's Eligible Compensation as paid during such Plan Year, divided by (ii) the fair market value of a share of Stock on the applicable date of payment. For purposes of the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing price of the Stock on the National Market System of NASDAQ on that date (or, if no shares of Stock have been traded on that date, on the next regular business date on which shares of Stock are so traded).

            (c) DELIVERY OF SHARE CERTIFICATES; NON-EMPLOYEE DIRECTORS' ACCOUNTS. As soon as practicable following each date of payment of Eligible Compensation, the Company shall

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deliver to the Custodian certificates representing (or shall otherwise cause to be credited to the account of the Custodian) the total number of whole shares of Stock resulting from the aggregate Non-Employee Director's Stock Conversion Elections applicable thereto. Any remaining amount representing a fractional share with respect to such aggregate Non-Employee Director's Stock Conversion Elections shall not be certificated (or otherwise so credited) but shall be paid to the Custodian by the Company in cash. The Custodian shall establish and maintain an Account for each such Non-Employee Director and shall credit each such Account with any shares of Stock (both whole and fractional) delivered by the Company to the Custodian on each such Non-Employee Director's behalf. The Custodian shall keep accurate records of the number and value of shares of Stock credited to each Non-Employee Director's Account, and shall provide each such Non-Employee Director with quarterly or such other periodic statements with respect thereto as may be directed by the Committee.

            (d) TRANSFER RESTRICTIONS. A Non-Employee Director may not sell, assign, pledge, exchange, hypothecate or otherwise transfer, encumber or dispose of the shares of Stock in his Account prior to such Non-Employee Director's Termination of Service; provided, however, that such transfer restrictions shall not apply to the transfer, exchange or conversion of such shares of Stock by reason of any transaction or event of the type described in paragraph 9, but the stock, securities or other property (other than cash) received upon any such transfer, exchange or conversion shall also become subject to the same transfer restrictions applicable to the original shares of Stock, and shall be held by the Custodian in such Non-Employee Director's Account, pursuant to the provisions hereof. Upon the occurrence of a Non-Employee Director's Termination of Service, the transfer restrictions set forth in this subparagraph 6(d) shall cease to apply to the shares of Stock held in such Non-Employee Director's Account as provided in paragraph 7 below. The Committee may cause the Stock delivered to the Custodian pursuant to Stock Conversion Elections under the Plan and held in Non-Employee Directors' Accounts to bear such legends or other appropriate restrictions, and the Committee may take such other actions, as it deems appropriate in order to reflect the transfer restrictions set forth in this subparagraph 6(d) and to assure compliance with applicable laws.

         7. TERMINATION OF PARTICIPATION.

            (a) GENERAL STATEMENT. A Non-Employee Director shall cease to be eligible to execute Stock Conversion Elections under the Plan upon the occurrence of his Termination of Service for any reason.

            (b) LAPSE OF TRANSFER RESTRICTIONS; DISTRIBUTION. Upon the occurrence of a Non-Employee Director's Termination of Service, the transfer restrictions set forth in subparagraph 6(d) shall cease to apply and the Committee shall direct the Custodian to cause a distribution of all of the whole shares of Stock in such Non-Employee Director's Account to be made to such Non-Employee Director (or the person or persons designated as such Non-Employee Director's beneficiary pursuant to a will or the laws of descent and distribution) as soon as practicable following such termination. At the time of distribution of such shares, any fractional share of Stock

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in such Non-Employee Director's Account shall be converted to cash based on the fair market value of the Stock on the date of distribution and such cash shall be paid to the Non-Employee Director by the Custodian.

         8. RIGHTS AS STOCKHOLDER. With respect to a Non-Employee Director's Stock held by the Custodian pursuant to paragraph 6, the Custodian shall reinvest any cash dividends attributable thereto on behalf of the Non-Employee Director in additional shares of Stock and shall, in accordance with procedures adopted by the Custodian, facilitate the Non-Employee Director's voting rights attributable thereto. Any such Stock purchased with such cash dividends shall be held by the Custodian in such Non-Employee Director's Account and shall be subject to the transfer restrictions set forth in subparagraph 6(d).

         9. CHANGES IN STOCK; ADJUSTMENTS. Whenever any change is made in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Stock, appropriate action will be taken by the Committee in its discretion to adjust accordingly the shares subject to the Plan and the shares held in Non-Employee Directors' Accounts. Any such adjustment or determination made by the Committee shall be conclusive and binding on all parties.

         10. TERM OF THE PLAN. The Plan shall be effective as of January 1, 2001. If not sooner terminated under the provisions of paragraph 11, the Plan shall terminate upon and no further Stock Conversion Elections shall be made on or after January 1, 2011.

         11. AMENDMENT OR TERMINATION OF THE PLAN. The Board in its discretion may terminate the Plan at any time with respect to any shares of Stock for which Stock Conversion Elections have not theretofore been executed. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that no change in the Plan may be made that would impair the rights of any Non-Employee Director with respect to the shares of Stock in his Account without the consent of such Non-Employee Director, and provided further, that the Board may not, without approval of the stockholders of the Company, amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan other than pursuant to paragraph 9.

         12. SECURITIES LAWS. The Company shall not be obligated to issue or deliver any shares of Stock pursuant to any Stock Conversion Election under the Plan at any time when the offer, issuance or sale of shares covered by such Stock Conversion Election has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal or foreign laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company's policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time.

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         13. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or any Affiliate's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         14. MISCELLANEOUS PROVISIONS.

             (a) NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

             (b) HEADINGS. The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

             (c) COMPLIANCE WITH APPLICABLE LAWS. The Company's obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Stock as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to offer, issue, sell or deliver Stock under the Plan to any person who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy, prohibit the Company from taking any such action with respect to such person.

             (d) SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

             (e) GOVERNING LAW. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

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